Company Contact:	Investor Relations Contacts:
Bill Larkin, CFO	Lippert / Heilshorn & Associates
Fuel Systems Solutions, Inc.	Kirsten Chapman/ Cathy Mattison
(714) 656-1320	cmattison@lhai.com
(415) 433-3777

Fuel Systems Solutions Reports Record 2008 Third Quarter Results

–	Revenue increased to $105.5 million, up 61.8% year-over-year –

–	Net income was $11.9 million, compared to a loss of $395,000 in third quarter of 2007 –

–	Increased 2008 revenue guidance to approximately $385 million –

SANTA ANA, Calif., November 6, 2008 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported record results for its third quarter ended September 30, 2008.

Matthew Beale, president, said, “Even with recent energy price volatility, during the third quarter, Fuel Systems Solutions achieved 62 percent revenue growth, compared to the same period last year, driven by strong performance in our OEM and aftermarket transportation markets segments. Over the last year, the rapid and significant increase in demand for our products created critical mass. We scaled our production volumes and demonstrated our strong underlying earnings potential. While the global economic slowdown impacts near-term revenue visibility, we remain optimistic regarding the prospects for sustained organic growth in our markets. Our financial strength positions us to invest in incremental growth opportunities in existing and adjacent business segments and to further leverage our production and engineering platform across industrial and transportation end-user markets.”

Financial Results

Revenue for the 2008 third quarter was $105.5 million, up 61.8% from revenue of $65.2 million in the third quarter of 2007, which was driven by strong performance in the transportation business. Gross profit for the quarter reached $30.7 million and represented 29.1% of revenue, compared to $15.7 million, or 24.1% of revenue, in the third quarter of 2007. Net income for the third quarter of 2008 reached $11.9 million, or $0.75 per diluted share, which included a $0.2 million extraordinary gain associated with the purchase of the 49% minority interest in our IMPCO Netherlands subsidiary, compared to a loss of $359,000, or ($0.02) per share, in the third quarter of 2007.

For the nine-month period ending September 30, 2008, total revenues were $298.4 million compared to $185.6 million for the first nine months of 2007. Net income for the nine months ended September 30, 2008, which includes the non-cash goodwill impairment charge recorded in the second quarter of 2008 of $3.9 million, was $22.7 million, or $1.44 per diluted share, compared to $1.1 million, or $0.07 per diluted share, for the year earlier period.

Bill Larkin, CFO, said, “At September 30, 2008, cash and cash equivalents were $34.3 million and working capital reached $88.1 million. The strength of our financial position provides us the foundation for executing our growth strategy organically and through acquisitions.”

Company Outlook

Based on its current assessment of near-term market trends, the company is increasing its full year 2008 consolidated revenue guidance to approximately $385 million and increasing its gross profit margin to approximately 29% and operating margin to approximately 14%.

Conference Call

The company will host a conference call on November 7 at 10:00 a.m. Pacific Time / 1:00 p.m. Eastern Time to discuss its third quarter 2008 financial results. To listen to the call live, please dial 800-295-3991 at least 10 minutes before the start of the conference. International participants may dial 617-614-3924. The pass code for the conference call will be 43195775. The call is also being webcast and can be accessed from the “Investor Relations” section of the company’s website at www.fuelsystemssolutions.com. A telephone replay will be available until midnight ET on November 21 by dialing 888-286-8010 or 617-801-6888 and entering pass code 27665096#. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company's sales and its ability to achieve 2008 revenue of approximately $385 with gross profit margin of 29 percent and operating margin of 14 percent. Such statements are only predictions, and the company's actual results may differ materially. Factors that may cause the company's results to differ include, but are not limited to, risks that original equipment automobile manufacturers do not adopt the company's fuel systems as expected, that expected sales not based on long-term contracts will materialize, that changes in emissions regulations will not significantly impact demand for the company's products, that a global economic downturn may reduce customers' demand for our products, that reduction in oil prices will not reduce the demand for our products and that currency fluctuations will not reduce our revenue or financial condition. Readers also should consider the risk factors set forth in the company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the company's Annual Report on Form 10-K, for the year ended December 31, 2007. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

About Fuel Systems Solutions

Fuel Systems Solutions, Inc. (Nasdaq: FSYS), a U.S.-based company, through its U.S. and foreign subsidiaries, delivers alternative fuel solutions for transportation and industrial applications that reduce emissions, displace petroleum and generate savings, which is extremely relevant today. The company is comprised of two subsidiaries, industrial under IMPCO Technologies and transportation under BRC. IMPCO designs, manufactures, markets and supplies advanced products and systems to enable internal combustion engines to run on clean burning gaseous fuels such as natural gas, propane and biogas. IMPCO is a leader in the heavy duty, industrial, power generation and stationary engines sectors. Headquartered in Santa Ana, California, IMPCO has offices throughout Asia, Europe and North America. BRC, through its subsidiaries, produces a complete range of systems for converting vehicles to gaseous fuel to meet market requirements. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Headquartered in Cherasco, Italy, BRC has offices throughout Asia, Europe, Australia and South America.

Additional information is available at www.fuelsystemssolutions.com.

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2008	2007	2008	2007

Revenue	$105,539	$65,235	$298,423	$185,621
Cost of revenue	74,841	49,530	211,661	141,650

Gross profit	30,698	15,705	86,762	43,971
Operating expenses:
Research and development expense	2,706	2,010	8,236	6,094
Selling, general and administrative expense	9,730	10,214	32,560	27,446
Goodwill impairment loss	—	—	3,907	—
Amortization of intangible assets	91	85	282	168

Total operating expenses	12,527	12,309	44,985	33,708

Operating income	18,171	3,396	41,777	10,263
Other income (expense), net	370	(902)	(794)	(1,566)
Interest expense, net	(51)	(203)	(443)	(693)

Income before income taxes, equity share in income
(loss) of unconsolidated affiliates and extraordinary
gain	18,490	2,291	40,540	8,004
Equity share in income (loss) of unconsolidated affiliates
	(58)	114	19	384
Income tax expense	(6,769)	(2,224)	(17,187)	(5,856)

Income before minority interests and extraordinary gain
	11,663	181	23,372	2,532
Minority interests in income of consolidated subsidiaries
	39	540	914	1,477

Income (loss) before extraordinary gain	11,624	(359)	22,458	1,055
Extraordinary gain	243	—	243	—

Net income (loss)	$11,867	$(359)	$22,701	$1,055

Basic earnings (loss) per share:
Income (loss) before extraordinary gain	$0.74	$(0.02)	$1.44	$0.07

Extraordinary gain	$0.01	$-	$0.01	$-

Net Income (loss)	$0.75	$(0.02)	$1.45	$0.07

Diluted earnings (loss) per share:
Income (loss) before extraordinary gain	$0.73	$(0.02)	$1.42	$0.07

Extraordinary gain	$0.02	$-	$0.02	$-

Net Income (loss)	$0.75	$(0.02)	$1.44	$0.07

Number of shares used in per share calculation:
Basic	15,718	15,490	15,617	15,383

Diluted	15,837	15,490	15,771	15,600

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$ 34,285	$ 26,797
Accounts receivable less allowance for doubtful accounts of $2,340 and $2,399
at September 30, 2008 and December 31, 2007, respectively	67,422	51,876
Inventories:
Raw materials and parts	35,501	33,890
Work-in-process	1,650	2,247
Finished goods	40,485	31,197
Inventory on consignment with unconsolidated affiliates	2,671	2,991

Total inventories	80,307	70,325
Deferred tax assets	3,755	2,248
Related party receivables	47	44
Other current assets	6,650	3,820

Total current assets	192,466	155,110

Equipment and leasehold improvements:
Dies, molds and patterns	3,930	5,725
Machinery and equipment	27,509	25,049
Office furnishings and equipment	8,815	8,601
Automobiles and trucks	2,260	2,047
Leasehold improvements	7,090	4,769

	49,604	46,191
Less accumulated depreciation and amortization	22,752	21,151

Net equipment and leasehold improvements	26,852	25,040
Goodwill	42,235	46,486
Intangible assets, net	10,946	13,059
Investment in unconsolidated affiliates	2,975	2,310
Non-current related party receivable	1,681	3,450
Deferred tax assets, net	215	184
Other assets	2,101	1,731

Total Assets	$ 279,471	$ 247,370

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2008	2007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 55,235	$ 50,314
Accrued expenses	35,319	19,666
Current revolving lines of credit	980	3,307
Current portion of term loans and other loans	4,779	4,791
Current portion of capital leases	266	428
Deferred tax liabilities	66	117
Related party payables	7,721	5,921

Total current liabilities	104,366	84,544
Term loans	6,311	9,449
Capital leases	301	431
Other liabilities	6,315	5,860
Minority interest	2	6,601
Deferred tax liabilities	4,910	5,432

Total liabilities	122,205	112,317

Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued
and outstanding at September 30, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 15,796,853 issued and 15,744,891 outstanding at September 30, 2008; and 15,512,798
issued and 15,499,115 outstanding at December 31, 2007	16	15
Additional paid-in capital	220,129	216,483
Shares held in treasury, 51,962 shares at September 30, 2008 and 13,683
shares at December 31, 2007	(1,394)	(432)
Accumulated deficit	(79,995)	(102,696)
Accumulated other comprehensive income	18,510	21,683

Total stockholders’ equity	157,266	135,053

Total Liabilities and Stockholders’ Equity	$ 279,471	$ 247,370

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,

	2008	2007

Net income	$22,701	$1,055
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization expense	4,911	3,584
Amortization of intangible assets	2,164	1,603
Provision for doubtful accounts	225	321
Provision for loan to unconsolidated affiliate	540	—
Provision for inventory reserve	2,266	171
Goodwill impairment loss	3,907	—
Equity share in income of unconsolidated affiliates	(19)	(384)
Dividends from unconsolidated affiliates	230	—
Minority interest	914	1,477
Extraordinary Gain	(243)	—
Unrealized loss on foreign exchange	371	737
Loss on disposal of asset	146	38
Stock–based compensation expense	297	161
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(17,440)	1,115
Increase in inventory	(13,891)	(2,586)
Increase in other current assets	(3,015)	(142)
(Increase) decrease in other assets	(441)	642
Increase in deferred income taxes	(2,160)	(1,117)
Increase in accounts payable	6,151	12,369
Increase in accrued expenses	16,670	582
Increase (decrease) in long term liabilities	555	(923)
Receivables from/payables to related party, net	2,013	3,827

Net cash provided by operating activities	26,852	22,530

Cash flows from investing activities:

Purchase of equipment and leasehold improvements	(7,561)	(3,705)
Purchases of minority interest in consolidated subsidiaries	(6,311)	—
Purchase of intangible asset	(193)	—
Payments for purchase of Zavoli, net of cash acquired	—	(8,019)
Proceeds from sale of assets	3	—

Net cash used in investing activities	(14,062)	(11,724)

Cash flows from financing activities:

Payment of revolving line of credit, net of borrowings	(2,274)	(6,082)
Payments on term loans and other loans	(3,050)	(1,832)
Proceeds from term loans	—	6,722
Proceeds from exercise of stock options and warrants	2,383	3,681
(Purchase of)/proceeds from the sale of common shares held in trust, net	(95)	37
Payment of capital lease obligations	(374)	(310)
Dividend paid to minority interest in consolidated subsidiaries	(900)	(822)

Net cash (used in) provided by financing activities	(4,310)	1,394

Net increase in cash	8,480	12,200
Effect of exchange rate changes on cash	(992)	2,533

Net increase in cash and cash equivalents	7,488	14,733
Cash and cash equivalents at beginning of period	26,797	11,546

Cash and cash equivalents at end of period	$34,285	$26,279

Supplemental disclosure of cash flow information:

Non-cash financing activities:

Acquisition of equipment under capital lease	$81	$190